UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2014

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110

(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Equity awards granted to Chief Financial Officer of Plug Power Inc.

On November 10, 2014, Plug Power Inc. (the “Company”) announced that Paul B. Middleton had been appointed as the Chief Financial Officer of the Company, effective December 1, 2014.  On December 1, 2014, the Company granted Mr. Middleton (1) an option award for the purchase of an aggregate of 250,000 shares of Common stock of the Company at an exercise price per share equal to the closing price of the Company’s common stock  on the NASDAQ Capital Market on December 1, 2014 and (2) an award of 40,000 restricted stock units, each of which is the equivalent to one share of the Company’s common stock.  Each of the awards has a ten year term and is subject to a three year vesting schedule, with one third of the shares vesting on each of the first, second and third anniversary of December 1, 2014.  The Compensation Committee and the Board approved the awards on December 1, 2014. In connection with the awards,  the Company and Mr. Middleton will enter into the Company’s customary form of Stock Option Award Agreement and Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: December 8, 2014	By:	/s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer